POWER OF ATTORNEY



     The person executing this Power of Attorney hereby appoints Edward F. O'Keefe and Glen A. Payne, or either of them, as his attorney-in-fact to execute and to file such Registration Statement under federal and state securities laws and such Post-Effective Amendments to such Registration Statement of the hereinafter described entity as such attorney-in-fact, or either of them, may deem appropriate:

     INVESCO Manager Series Funds, Inc.

     This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 1st day of June, 2002.





                                                /s/ Bob R. Baker
                                                ----------------
                                                Bob R. Baker
                                                Director





STATE OF COLORADO             )
                              ) ss.
COUNTY OF DENVER              )


     SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by Bob R. Baker, as a director of the above-described entity, this 1st day of June, 2002.




                                                /s/ Ruth A. Christensen
                                                -----------------------
                                                Notary Public

My Commission Expires:
   3/16/2006